EXHIBIT 23.3
CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

March 25, 2011

Magnum Hunter Resources Corporation
777 Post Oak Boulevard, Suite 650
Houston, Texas 77056

Gentlemen:

As independent petroleum consultants, we hereby consent to the incorporation by reference in the  Registration Statements on Form S-3 (Nos. 333-166756, 333-168161 and 333-169651) and in the Registration Statements on Form S-8 (Nos. 333-168802, 333-169814 and 333-171168) of Magnum Hunter Resources Corporation, and in each of the prospectuses, of information relating to our report setting forth the estimates of the oil and gas reserves and revenues from the oil and gas reserves of Magnum Hunter Resources Corporation as of December 31, 2010. We also consent to the references to our firm contained in the Prospectus and Prospectus Supplements relating to the Registration Statements listed above.

Very truly yours,

/s/ W. Todd Brooker
W. Todd Brooker, P.E.
Vice President
Cawley Gillespie & Associates, Inc.
Texas Registered Engineering Firm (F-693)